Exhibit 10.4
               Letter of Intent with Main Event, Inc., as amended











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             [Letterhead of Classic Restaurants International, Inc.]

March 13, 1997


Main Event, Inc.
12225 Greenville Avenue, Suite 532
Dallas, Texas 75243

Dear Sirs:

         This letter will confirm the various discussions that have been held between Classic Restaurants, Inc., a Colorado corporation (Classic"), and Main Event, Inc., a Delaware corporation ("Main Event"), relative to a proposed merger of Main Event with and into Classic (the "Merger").

         The objective of our discussions has been the execution, as soon as [initials in margin]feasible but no later than [text marked out] April 30, 1997 (unless mutually extended by both parties), of a definitive merger agreement (the "Agreement").

         The Agreement shall provide, among other things, for the various matters set forth below:

         1. Main Event shall be merged with and into Classic and the Main Event shareholders shall receive shares of Classic Class A Common Stock for their shares of Main Event Common Stock on terms to be set forth in the Agreement in a transaction which is intended to qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         2. The parties agree that directors and officers of Classic following the merger shall be the same as the officers and directors of Main Event as of the date of this letter, except that James Robert Shaw shall be appointed to the board of directors of Main Event for at least ____ years following the merger.

         3. At Closing or as soon as possible after Closing, Classic shall change its name to Main Event, Inc.

         4. The obligations of the parties under the Agreement shall be expressly subject to, among other things, the following:

                  a. Compliance by the parties in all material respects with all applicable laws, orders, and regulations of federal, state, municipal, and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them, and to the proposed transaction;


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             [Letterhead of Classic Restaurants International, Inc.]

                  b. The approval of the transaction by the shareholders of Classic and Main Event, which approval shall be obtained as soon as possible.

                  c. The satisfactory completion by each company of its due diligence review of all books, records, and business financial affairs of the other company; and

                  d. Current financial statements of both companies in a form meeting the requirements for filing with the Securities and Exchange Commission.

         5.  At  the  closing,   neither  Classic  nor  main  Event  shall  have
experienced any changes in key management positions, any adverse changes in its business operation, or any significant decreases in its assets.

         6. The parties agree that upon execution of this letter Main Event shall not discuss or explore any other reverse merger transaction with any other business or individual until the earlier of (a) the mutual determination by all [markings in margin] parties hereto not to proceed with the proposed transaction or (b) [text marked out] April 30, 1997 (unless mutually extended).

         Upon your execution and return to us of this letter of intent, as of the date hereof, counsel for classic shall prepare and the parties hereto shall execute the Agreement containing provisions in accordance with the foregoing, together with such further items as are appropriate under the circumstances. The Agreement shall specify the date of Closing and shall contain representations and warranties relating to, among other things, the business, financial conditions, certain legal matters and properties of Classic and Main Event, the securities to be issued by Classic, securities issued and outstanding of Main Event and Classic, and other matters deemed appropriate and usual in transactions of this nature. No party hereto shall be obligated to consummate the Merger, unless and until the Agreement, in form and substance acceptable to the parties, has been duly executed by the parties.

         Main Event and Classic hereby agree to cooperate with each other so that a due diligence review of all books, records, business and financial affairs of the other can be completed prior to the execution of a definitive agreement. Classic and Main Event agree to hold in confidence any information obtained from the other that is confidential in nature and, if no transaction is completed, to return to the other any material containing confidential information.


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             [Letterhead of Classic Restaurants International, Inc.]

         If the foregoing meets with your approval, kindly so signify by signing and returning the enclosed duplicated copy of this letter, whereupon this letter shall continue a non-binding letter of intent between the parties in accordance with the terms and provisions set forth above.


                                        Very truly yours,

                                          /s/James Robert Shaw
                                        James Robert Shaw, President
                                        Classic Restaurants International, Inc.

AGREED TO:

MAIN EVENT, INC.


/S/CHARLIE GREENER                             3/27/97
   By                                   Dated


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                     CLASSIC RESTAURANTS INTERNATIONAL, INC.
                                3500 Parkway Lane
                                    Suite 435
                             Norcross, Georgia 30092

May 15, 1997

Charles Greener
Main Event, Inc.
12225 Greenville Ave., Suite 532
Dallas, Texas 75243

Dear Charles:

         I am writing to confirm our agreement that the Letter of Intent dated March 13, 1997 between Classic Restaurants International, Inc. and Main Event, Inc. is hereby amended to extend until [text crossed out] May 23, 1997 [initials in margin] the date by which a definitive agreement will be executed. All other terms and conditions of the Letter of Intent shall remain the same, except that the deadline in paragraph 6 thereof shall also be changed to [text crossed out] May 23, 1997.

         If the foregoing accurately represents our agreement, kindly so signify by signing and returning the enclosed duplicate copy of this letter.


                                    Very truly yours,


                                    /s/James R. Shaw
                                    James Robert Shaw, President of Classic
                                    Restaurants International, Inc.

AGREED TO:

MAIN EVENT, INC.

/s/Joyce McReynolds
By:___________________
Its:  President
Dated:  5-15-97

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                                   Exhibit 27
                             Financial Data Schedule

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